CLOSING AGREEMENT FOR STOCK PURCHASE

THIS CLOSING AGREEMENT FOR STOCK PURCHASE (the “Agreement”) is made and entered into as of this 1 st day of July, 2003, by and among Las Vegas Gaming, Inc., a Nevada corporation (“Buyer”), Imagineering Systems, Inc. a Nevada corporation (the “Company”), Ron Mach and Alicia Mach (collectively, the “Machs”) and Bill Williams (“Williams,” and collectively with the Machs, the “Stockholders”).

RECITALS

WHEREAS, the parties entered into that certain Stock Purchase Agreement dated June ___ 2002 (“Stock Purchase Agreement”); and

WHEREAS, the Parties now with to close said deal, all conditions of the Stock Purchase Agreement having been satisfied and all documents, other than those waived herein, having been provided;

NOW THEREFORE, in consideration of the mutual covenants, consideration and agreements set forth herein and in the Stock Purchase Agreement, the parties agree to consummate the Stock Purchase Agreement by transferring the shares and other consideration as provided therein, effective July 1, 2003, the following items representing the full satisfaction of the terms and conditions remaining to be met by the parties under the Stock Purchase Agreement:

Section 1.01.    Termination and Release by Williams. Williams hereby releases Buyer from that certain Memoranda of Understanding (collectively, the “MOA”) between himself and Buyer, dated August 13-August 16, 1999, and said document shall be considered as terminated in full.

Section 1.02.    Termination and Release by Stockholders. Stockholders hereby release any and all claims, monetary or otherwise, that they may have against Buyer or the Company.

Section 1.03.    Release of the Stockholders . Stockholders hereby release and relinquish any and all right, title and interest which the Stockholders now have or may ever have had in the Shares and the Company. Stockholders on behalf of themselves, past, present or future successors, assigns, predecessors, attorneys, and their respective successors and assigns, and all other persons and entities who may ever claim, by, through, or under the Stockholders, hereby fully, finally and forever settle, waive, acquit, relinquish, release and discharge the Company and Buyer, and their past, present or future affiliates, successors, assigns, partners, stockholders, members, officers, directors, agents, employees, attorneys and predecessors and their respective successors and assigns (collectively, the “Releasees”), of and from any and all manner of action or actions, cause or causes of action, at law or in equity, suits, proceedings, investigations, charges, complaints, claims, demands, commitments, debts, liens, contracts, agreements, promises, obligations, liabilities, damages, losses, costs and expenses, of any kind and nature whatsoever, contingent or absolute, asserted or unasserted, known or unknown (collectively, the “Claims”), which the Stockholders and their heirs, executors, administrators, successors or assigns ever had, now have or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to Closing, may hereafter have, against the Releasees. Notwithstanding the foregoing, the release set forth in this Section shall in no way release any liabilities or obligations of the Releasees created by this Agreement or any other document executed and delivered in connection with the closing of the transactions contemplated hereby (collectively, the “Excluded Claims”). The Stockholders hereby acknowledge that their settlement, waiver, acquittal, relinquishment, release and discharge of the Releasees from any and all

Claims, except for the Excluded Claims, constitutes a release in all of such Stockholders capacities, including but not limited to, the Stockholder’s role as an employee, stockholder, agent, officer and director of the Company, if applicable.

Section 1.04.    Closing . The consummation of the transactions contemplated by the Stock Purchase Agreement shall be considered effective as of July 1, 2003 (“Closing Date”), notwithstanding the fact that all documents have not been signed by all parties by that time.

Section 1.05.    Closing Deliveries . The Parties hereby acknowledge that all Closing deliveries required by the Stock Purchase Agreement have been satisfied or waived as provided herein and nothing further need be provided to close the Stock Purchase Agreement.

Section 1.06.    Representations and Warranties . The Parties hereby acknowledge that all representations and warranties and any and all schedules and exhibits contained in the Stock Purchase Agreement, remain in all material respects true and correct as of the Closing Date, and that the Company has performed and satisfied all covenants and conditions required to be performed by it.

Section 1.07.    Opinion of Counsel .     Buyer hereby waives the requirement that the Company furnished to Buyer the opinion of its counsel, dated as of the Closing Date.

Section 1.08.    Terms . All miscellaneous terms of the Stock Purchase Agreement shall be applied to this Agreement as if provided herein.

Section 1.09. Stock Distribution. The common stock of Buyer shall be distributed as consideration as follows:

1. Alicia G. Mach                             20,000
2. Ron Mach                           20,000
5. Bill R. Williams                 132,800
6. Charles F. Hohman                         7,000
7. Lawrence P. Hohman                               3,000
8. Touch Bet USA                    7,200
9. Richard Blower                     4,000

This Section shall modify the Stock Purchase Agreement section dealing with such consideration only in the respects provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

IMAGINEERING SYSTEMS, INC.
a Nevada corporation

/s/ Billy R. Williams
By:______________________________
Billy R. Williams
Its: President

THE STOCKHOLDERS

/s/ Ron Mach
__________________________________
Ron Mach

/s/ Alicia Mach
__________________________________
Alicia Mach

/s/ Billy R. Williams
_______________________________
Billy R. Williams

LAS VEGAS GAMING, INC.
a Nevada corporation

/s/ Russell R. Roth

By: ______________________________
Russell R. Roth
Its: President

ADDENDUM A

In the event that the Company and/or LVGI receives in connection with the Company’s suit against American Wagering, Inc. an amount in excess of the aggregate of $150,000 plus the legal fees expended by the Company and/or LVGI, then Williams shall be entitled to such portion of the excess that his unpaid portion of unreimbursed expenses and his loan to the Company bears to the aggregate amount of unreimbursed expenses and unpaid loans made by Williams and Carl Conti, said payment not to be in excess of Williams’s unpaid portion of the unreimbursed expenses and the loan.